UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01.    Other Events.

By its "Order Approving Motion for Authority to Implement Distribution Procedures to Shareholders in Aid of Final Consummation of Chapter 11 Plan" dated April 23, 2009, the Bankruptcy Court ordered:

•
that June 15, 2009 be fixed as the date by which trading of the Company's  shares will be discontinued and that distributions will be made to the Company's shareholders of record as of that date (the "Record Date");

•
that as of the Record Date, all outstanding shares of the Company's stock, whether they be common, preferred, or otherwise, shall be cancelled in accordance with Plan, Section 6.1(e), and the Debtors' shareholders will have a right to receive distributions as Class 5 claimants in accordance with Plan, Section 6.1(e);

•	approved certain procedures relating to interim distributions and a final distribution of estate funds to the shareholders.

The above summary of the Order does not purport to be complete and is qualified in its  entirety by the text of such document, which is attached to this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

The exhibits described by the Exhibit Index that appears immediately following the signature is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 27th day of April, 2009.

FRANKFORT TOWER INDUSTRIES, INC.

By	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer

EXHIBIT INDEX
Exhibit No.	Description

99	Order Approving Motion for Authority to Implement Distribution Procedures to Shareholders in Aid of Final Consummation of Chapter 11 Plan